Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statement (No. 333-232658) on Form S-8 of our reports dated February 28, 2024, with respect to the consolidated financial statements of BrightSphere Investment Group Inc. and subsidiaries and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Boston, Massachusetts
February 28, 2024